SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: February 28, 2007

AVATECH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31265	84-1035353
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

10715 Red Run Boulevard, Suite 101, Owings Mills, Maryland 21117

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (410) 581-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Resignation of Executive Officer.

On February 28, 2007, Mr. W. Scott Harris resigned as the President and Chief Operating Officer of Avatech Solutions, Inc. and its wholly-owned subsidiary, Avatech Solutions Subsidiary, Inc. (the “Subsidiary”) in order to pursue other opportunities, and R. Donald “Scotty” Walsh, the Company’s Chief Executive Officer, was named President and will assume all of Mr. Harris’ duties and responsibilities.

Mr. Harris is party to an employment agreement with the Subsidiary which had a term of one year starting June 1, 2006 and provided for (i) a base salary of $260,000 (as adjusted), (ii) a quarterly incentive bonus in an amount determined by the Subsidiary’s Compensation Committee based on Mr. Harris’ achievement of specific performance measures during each quarters, (iii) participation in the Subsidiary’s stock option plans, and (iv) participation in all other employee benefit programs offered by the Subsidiary to its executives or to its employees generally. The employment was generally terminable by either party with or without cause. In the event Mr. Harris’ employment was terminated without cause (as defined in the employment agreement), the employment agreement provided for the payment of one year’s base salary, the continuation of certain benefits for the remainder of the term of the employment agreement, and the immediate vesting of all stock options previously granted to him. The employment agreement contained restrictive covenants.

Also on February 28, 2007, Mr. Harris and the Subsidiary executed a separation agreement pursuant to which (i) the Subsidiary agreed to pay Mr. Harris, as final salary under his employment agreement, severance equal to 12 months of base salary ($260,000); (ii) Mr. Harris may elect, beginning March 1, 2007, to continue his group health insurance coverage pursuant to COBRA, in which case the Subsidiary will reimburse him for the portion of the group health insurance premiums it would have paid for him had he remained actively employed through February 28, 2008; (iii) Mr. Harris is entitled to continue participating in the Subsidiary’s other employee benefit plans in accordance with the terms of such plans until February 28, 2008; (iv) all of Mr. Harris’ unvested stock options became vested; and (v) the parties agreed to various releases, waivers and other terms. The Subsidiary’s payment obligations under the separation agreement terminate in the event Mr. Harris breaches any of his representations, warranties or covenants, in which case the Subsidiary will have the right to recover all amounts paid under the separation agreement, plus its associated attorney’s fees and other costs. The effectiveness of the separation agreement is subject to Mr. Harris’ right to revoke it on or before March 7, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The list of exhibits that immediately follows the signature to this report is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on March 2, 2007.

AVATECH SOLUTIONS, INC.

By:	/s/ Lawrence Rychlak
Lawrence Rychlak
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Agreement dated February 28, 2007 by and between W. Scott Harris and Avatech Solutions Subsidiary, Inc. (filed herewith)